Exhibit 21
Dover Subsidiaries — Domestic and Foreign

Company Name	Where Incorporated
Domestic
Attachment Technologies, Inc.	Delaware
Avborne Accessory Group, Inc.	Delaware
Barker Sales & Service, Inc.	Iowa
Barker Speciality Products, LLC	Delaware
Bayne Machine Works, Inc.	South Carolina
Belvac Production Machinery, Inc.	Virginia
Canada Organization & Development LLC	Delaware
CCI Field Services, Inc.	Delaware
Chief Automotive Technologies, Inc.	Delaware
Clove Park Insurance Company	New York
Colder Products Company	Minnesota
Cook-MFS, Inc.	Delaware
CP Formation LLC	Delaware
CPE Acquisition Co.	Delaware
CPI Products, Inc.	Delaware
Crenlo LLC	Delaware
Datamax-O’Neil Corporation	Delaware
DD1, Inc	Delaware
DDI Properties, Inc.	California
DEK U.S.A., Inc.	Delaware
DEK USA Logistics, Inc.	Delaware
Delaware Capital Formation, Inc.	Delaware
Delaware Capital Holdings, Inc.	Delaware
De-Sta-Co Cylinders, Inc.	Delaware
De-Sta-Co Manufacturing Tubular Products	Delaware
DFH Corporation	Delaware
Dielectric Laboratories, Inc.	Delaware
Dover Acquisition Corporation	Delaware
Dover BMCS Acquisition Corp.	Delaware
Dover Corporation	Delaware
Dover DEI Services, Inc.	Delaware
Dover Diversified De, Inc.	Delaware
Dover Electronic Technologies, Inc.	Delaware
Dover Engineered Systems, Inc.	Delaware
Dover Europe, Inc.	Delaware
Dover Fluid Management, Inc.	Delaware
Dover Global Holdings, Inc.	Delaware
Dover Industrial Products, Inc.	Delaware
Dover Services LLC	Delaware
Dow-Key Microwave Corporation	Delaware

Company Name	Where Incorporated
DP Manufacturing Inc.	Delaware
EOA Systems, Inc.	Delaware
Everett Charles Technologies, Inc.	Delaware
FB iMonitoring Inc.	Delaware
Flexbar, Inc.	Delaware
Genesis Attachments, LLC	Delaware
Griswold Pump Company	Florida
Harley Attachments, LLC	Delaware
Hill PHOENIX, Inc.	Delaware
Hydro Systems Company	Delaware
Hydromotion, Inc.	Delaware
Industrial Motion Control, LLC	Delaware
Jewell Attachments, LLC	Delaware
JRB Attachments, LLC	Delaware
K&L Microwave, Inc.	Delaware
K. S. Boca Inc.	Florida
Kalyn/Siebert I, Inc.	Texas
Kalyn/Siebert L.P.	Texas
Knappco Corporation	Delaware
Knowles Electronics Holdings, Inc.	Delaware
Knowles Electronics Sales Corp.	Delaware
Knowles Electronics, LLC	Delaware
Knowles Intermediate Holding, Inc.	Delaware
KS Formation, Inc.	Delaware
Marathon Equipment Company (Delaware)	Delaware
MARKEM Holdings, Inc.	Vermont
MARKEM Tag, Inc.	Delaware
Markem-Imaje Corporation	New Hampshire
Midland Manufacturing Corporation	Delaware
Multitest Electronic Systems, Inc.	Delaware
Neptune Chemical Pump Company	Delaware
Northern Lights (Nevada), Inc.	Nevada
Northern Lights Funding LP	Delaware
Northern Lights Investments LLC	Delaware
Northern Lights Partners LLC	Delaware
Nova Controls	Delaware
Novacap, Inc.	Delaware
OK Holdings, Inc.	Delaware
OK International, Inc.	California
OPW Engineered Systems, Inc.	Delaware
OPW Epsilon, Inc.	Delaware
OPW Fuel Management Systems, Inc.	Delaware
OPW Fueling Components, Inc.	Delaware
OPW Fueling Containment Systems, Inc.	Delaware
Paladin Brands Holding Inc.	Delaware
PDQ Manufacturing, Inc.	Delaware
Pengo Corporation	Delaware

Company Name	Where Incorporated
Performance Motorsports, Inc.	California
Pioneer Labels, Inc.	Illinois
Pole/Zero Acquisition, Inc.	Delaware
Pro Rod USA Inc.	Delaware
Provacon, Inc.	Delaware
Pump Management Services Co., LLC	Delaware
Quartzdyne Inc.	Delaware
Revod Corporation	Delaware
Richards Industries, Inc.	Delaware
Robohand, Inc.	Delaware
SE Liquidation, LLC	Delaware
SEC Acquisition Co.	Delaware
Sonic Industries, Inc.	California
Sure Seal, Inc.	Delaware
Sweepster Attachments, LLC	Delaware
SWEP North America Inc.	Delaware
Texas Hydraulics, Inc.	Delaware
The Heil Co.	Delaware
Theta Oilfield Services, Inc.	Delaware
Tipper Tie, Inc.	Delaware
TMEC Acquisition Corp.	Delaware
Triton Systems of Delaware, Inc.	Delaware
Tulsa Winch, Inc.	Delaware
UAC Corporation	Delaware
Unified Brands, Inc.	Delaware
US Synthetic Corporation	Delaware
US Synthetic Southwest Marketing, Inc.	Utah
US Synthetic Texas Ltd	Texas
Vectron International, Inc.	Delaware
Vehicle Services Group, LLC	Delaware
Voltronics Corporation	New Jersey
VWS LLC	Delaware
Warn Industries, Inc.	Delaware
Waukesha Acquisition, LLC	Delaware
Waukesha Bearings Corporation	Wisconsin
Wilden Pump and Engineering LLC	Delaware
Windrock Incorporated	Tennessee
Wiseco Piston, Inc.	Delaware

Foreign
A.U. RIB Limited	United Kingdom
ALMATEC Maschinenbau GmbH	Germany
ATG Luther & Maelzer GmbH	Germany
atg test systems asia Ltd.	Taiwan
ATM Solutions (Europe) Limited	United Kingdom
BlitzRotary GmbH	Germany
Calypso Europe Limited	United Kingdom

Company Name	Where Incorporated
Cash Services Ltd.	United Kingdom
CCMOP SAS	France
Ceramic & Microwave Products (Shanghai) Co., Ltd.	China
Chief Automotive Technologies (Shanghai) Trading Company, Ltd.	China
Colder Products Company GmbH	Germany
Colder Products Company LTD	Hong Kong
Columbus Insurance Ltd.	Cayman Islands
Compressor Valve Engineering Limited	United Kingdom
Contact Products Japan, Ltd. (JV)	Japan
C-Tech Oilwell Technologies Inc.	Alberta
Datamax Holdings Limited	United Kingdom
Datamax London Limited	United Kingdom
DEK Asia Pacific Private Limited	Singapore
DEK Consulting (Shanghai) Co., Ltd.	China
DEK Hungary Manufacturing & Technology LLC	Hungary
DEK Northern Europe Limited	United Kingdom
DEK Printing Machines (M) Sdn. Bhd.	Malaysia
DEK Printing Machines GmbH	Germany
DEK Printing Machines Limited	United Kingdom
DEK Technologies (Suzhou) Co. Ltd.	China
DEK Vectorguard Ltd.	United Kingdom
De-Sta-Co (Asia) Company, Limited	Thailand
DE-STA-CO Benelux B.V.	Netherlands
De-Sta-Co Europe GmbH	Germany
DE-STA-CO Shanghai Co. Ltd.	China
De-Sta-Co-Ema Industria e Comercio Ltda.	Brazil
Dover (Schweiz) Holding GmbH	Switzerland
Dover Asia Trading Private Ltd.	Singapore
Dover Canada Finance LP	Canada
Dover Corporation (Canada) Acquisition 1 Limited	Alberta
Dover Corporation (Canada) Limited	Canada
Dover Corporation Regional Headquarters	China
Dover CR, spol s r.o.	Czech Republic
Dover do Brasil Ltda.	Brazil
Dover Exports, Ltd.	Barbados
Dover France Holdings, S.A.S.	France
Dover France Participations SAS	France
Dover France Technologies S.A.S.	France
Dover German Holdings GmbH	Germany
Dover German Intra-Group Service GmbH	Germany
Dover German Partnership Holdings GmbH	Germany
Dover Global Trading Pte. Ltd.	Singapore
Dover Holdings de Mexico S.A. de C.V.	Mexico
Dover Hungary Board Test Manufacturing KFT	Hungary
Dover India Pvt., Ltd.	India
Dover International B.V.	Netherlands
Dover Italy S.r.L.	Italy

Company Name	Where Incorporated
Dover Luxembourg Finance Sarl	Luxembourg
Dover Luxembourg Holdings Sarl	Luxembourg
Dover Luxembourg S.N.C.	Luxembourg
Dover Netherlands Finance B.V.	Netherlands
Dover Netherlands Services B.V.	Netherlands
Dover Resources International de Mexico S. de R.L. C.V.	Mexico
Dover Singapore Private Limited	Singapore
Dover UK Holdings Limited	United Kingdom
Dover UK Sales Ltd	United Kingdom
DTG International GmbH	Switzerland
DTG Technology (Shenzhen) Co., Ltd.	China
Etz Elektrisches Testzentrum Gmbh	Germany
Everett Charles Technologies (Shenzhen) Limited	China
Everett Charles Technologies (SuZhou) Co., Ltd.	China
Everett Charles Technologies, Ltd.	United Kingdom
Everett/Charles Japan, Ltd. (JV)	Japan
Ferguson CO. S.A.	Belgium
FTZ Fras- und Technologiezentrum GmbH	Germany
Grapas Nacionales De Mexico C.V. De S.A.	Mexico
Harbor Electronics SBN	Malaysia
Heil Asia Limited	Thailand
Heil Australia P/L	Australia
Heil Trailer France	France
Heil Trailer Internacional S.A.	Argentina
Heil-Europe Limited	United Kingdom
Hill Phoenix de Mexico, S.A. de C.V.	Mexico
Hiltap FittingsLtd	Canada
Hydro Nova Europe, Ltd.	United Kingdom
Hydronova Australia-NZ Pty Ltd	Australia
Icon Technology Company Ltd.	Hong Kong
Imaje (China) Co., Limited	China
Imaje Argentina S.A.	Argentina
Imaje ASPAC Pte. Ltd.	Singapore
Imaje Ink Jet Nv/Sa (Belgium)	Belgium
Imaje Inkjet Ireland Ltd.	Ireland
Imaje KK (Japan)	Japan
Imaje LLC	Russian Federation
Imaje Software Development Centre Pvt. Ltd.	India
Imaje UK Ltd.	United Kingdom
InfoCash Holdings Limited	United Kingdom
K&L Microwave DR, Inc.	Virgin Islands
Knowles Electronics (Malaysia) Sdn. Bhd.	Malaysia
Knowles Electronics (Suzhou) Co., Ltd.	China
Knowles Electronics (Weifang), Inc.	China
Knowles Electronics Denmark ApS	Denmark
Knowles Electronics Germany GmbH	Germany
Knowles Electronics Japan, K.K.	Japan

Company Name	Where Incorporated
Knowles Electronics Singapore Pte. Ltd	Singapore
Knowles Electronics Taiwan, Ltd.	Taiwan
Knowles Europe	United Kingdom
Knowles IPC (Malaysia) Sdn. Bhd.	Malaysia
LANTEC Winch & Gear Inc.	British Columbia
Luther & Maelzer Test (Dongguan) Co. Ltd.	China
M.A. RIB Ltd.	United Kingdom
MARKEM (Shanghai) Commercial Co. Ltd.	China
MARKEM Administrative Services, S.L.U.	Spain
MARKEM Coder Manufacturing (Jiashan) Co. Ltd.	China
MARKEM FZ SA	Uruguay
MARKEM Holdings, Unltd.	United Kingdom
MARKEM K.K.	Japan
MARKEM Pte. Ltd.	Singapore
MARKEM S.A. de C.V.	Mexico
MARKEM Systems Limited	United Kingdom
MARKEM UK Holdings 1 Unlimited	United Kingdom
MARKEM UK Holdings 2 Limited	United Kingdom
Markem-Imaje A/S	Denmark
Markem-Imaje AB	Sweden
Markem-Imaje Ag	Switzerland
Markem-Imaje AS	Norway
Markem-Imaje B.V.	Netherlands
Markem-Imaje Co., Ltd.	South Korea
Markem-Imaje GmbH	Germany
Markem-Imaje Identificacao de Produtos Ltda.	Brazil
Markem-Imaje Inc.	Canada
Markem-Imaje India Private Limited	India
Markem-Imaje Lda (Portugal)	Portugal
Markem-Imaje Limited	United Kingdom
Markem-Imaje Ltd (Hong Kong)	Hong Kong
Markem-Imaje Ltd (New Zealand)	New Zealand
Markem-Imaje Ltd.	Taiwan
Markem-Imaje Ltd.	Thailand
Markem-Imaje N.V.	Belgium
Markem-Imaje Oy	Finland
Markem-Imaje Pty Ltd	Australia
Markem-Imaje S.A. de C.V.	Mexico
Markem-Imaje S.r.l.	Italy
Markem-Imaje SAS	France
Markem-Imaje Sdn Bhd	Malaysia
Markem-Imaje Spain S.A.	Spain
Markpoint Holding AB	Sweden
Markpoint Real Estate B.V.	Netherlands
Markpoint System AB	Sweden
Mouvex SASU	France
Multitest Electronic Systems (Penang) Sdn.Bhd.	Malaysia

Company Name	Where Incorporated
Multitest Elektronische GmbH	Germany
Multitest Elektronische Systeme GmbH & Co KG	Germany
Nimaser BV	Netherlands
OK Electronics (Beijing) Co., Ltd.	China
OK International (Japan) Co.	Japan
OK International (UK) Ltd.	United Kingdom
OK International France SA	France
OK International GmbH	Germany
OPW Fluid Transfer Group (Shanghai) Trading Company Limited	China
OPW Fluid Transfer Group Europe B.V.	Netherlands
OPW Fueling Components (SuZhou) Co., Ltd.	China
OPW Fueling Components Europe B.V.	Netherlands
P.S. Precision B.V.	Netherlands
Paladin Mexico S. de R.L. de C.V.	Mexico
Petro Vend, Inc. [Poland]	Poland
PMI Europe B.V	Netherlands
PSG (Shanghai) Co., Ltd	China
PullMaster Winch Corporation	British Columbia
Revod Sweden AB	Sweden
Rotary Lift Consolidated (Haimen) Co., Ltd	China
RPA Maghreb Service	Morocco
Sargent Aerospace Canada, Inc.	Canada
Simek GmbH	Germany
St. Neots Sheet Metal Co. Limited	United Kingdom
SWEP A.G.	Switzerland
Swep Energy Oy	Finland
Swep Iberica S.A.s.v.	Spain
Swep International A.B.	Sweden
Swep Japan K.K.	Japan
SWEP Malaysia Sdn. Bhd.	Malaysia
SWEP Slovakia s.r.o.	Slovakia (slovak Republic)
SWEP Technology (Suzhou) Co., Ltd.	China
SWEP Trading (Suzhou) Co., Ltd.	China
Syfer Technology Limited	United Kingdom
Test Solutions (Suzhou) Co., Ltd.	China
Tipper Tie Alpina AG	Switzerland
Tipper Tie Technopack B. V.	Netherlands
Tipper Tie Technopack GmbH	Germany
Triton Europe PLC	United Kingdom
Vectron Frequency Devices (Shanghai) Co., Ltd	China
Vectron International GmbH & Co KG	Germany
Vectron International Verwaltungs GmbH	Germany
Waukesha Bearings Limited	United Kingdom
Wei Li Pump Shanghai Co., LTD.	China